Exhibit 99.1

Discover Financial Services
Monthly Credit Card Charge-off and Delinquency Statistics
As of and for each of the twenty-four months ended
(dollars in billions)

	Aug 31, 2020	Jul 31, 2020	Jun 30, 2020	May 31, 2020	Apr 30, 2020	Mar 31, 2020	Feb 29, 2020	Jan 31, 2020	Dec 31, 2019	Nov 30, 2019	Oct 31, 2019	Sep 30, 2019
Ending Loans	$69.9	$69.8	$70.2	$70.3	$71.0	$73.8	$74.8	$75.9	$77.2	$75.2	$74.2	$74.0
Average Loans	$69.6	$69.8	$70.1	$70.4	$72.1	$74.3	$75.4	$76.3	$76.4	$74.3	$73.7	$73.8
Net Principal Charge-off Rate(1)	3.62%	3.42%	3.65%	4.07%	3.98%	3.67%	3.84%	3.45%	3.50%	3.46%	3.27%	3.32%
Delinquency Rate (30 or more days)(2)	1.92%	2.03%	2.17%	2.36%	2.56%	2.62%	2.64%	2.65%	2.62%	2.61%	2.58%	2.50%

	Aug 31, 2019	Jul 31, 2019	Jun 30, 2019	May 31, 2019	Apr 30, 2019	Mar 31, 2019	Feb 28, 2019	Jan 31, 2019	Dec 31, 2018	Nov 30, 2018	Oct 31, 2018	Sep 30, 2018
Ending Loans	$73.8	$73.3	$72.4	$71.9	$71.5	$70.8	$71.0	$72.0	$72.9	$71.4	$69.9	$69.3
Average Loans	$73.4	$72.6	$72.1	$71.4	$71.0	$70.5	$71.4	$72.1	$72.2	$70.2	$69.3	$69.2
Net Principal Charge-off Rate(1)	3.40%	3.23%	3.54%	3.48%	3.46%	3.42%	3.81%	3.30%	3.41%	3.24%	3.03%	3.17%
Delinquency Rate (30 or more days)(2)	2.41%	2.37%	2.34%	2.33%	2.38%	2.45%	2.49%	2.49%	2.43%	2.43%	2.40%	2.32%

(1) Represents net principal charge-off dollars (annualized) divided by average loans for the reporting period.
(2) Represents loans delinquent 30 or more days divided by ending loans.

The statistics presented above provide information regarding Discover Financial Services' total credit card portfolio. The data presented differs from the data reported by the Discover Card Master Trust I and, through the collateral certificate, the Discover Card Execution Note Trust (collectively, the “Trusts”), Discover Funding LLC and Discover Bank in their monthly Form 10-D reports filed with the Securities and Exchange Commission which reflects only credit card loans that have been securitized through the Trusts. The credit card loans that have been securitized through the Trusts do not possess identical characteristics with those of the total portfolio of Discover credit card loans, which reflects the aggregate of securitized and non-securitized credit card loans. Thus, the reported credit performance of the Trusts may, on a month-to-month basis, be better or worse than the credit performance of the total credit card portfolio. Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Trusts and the total portfolio, the use of beginning of month principal receivables balances to calculate charge-off statistics in the Trusts compared to the use of average loan balances over the reporting period used in the total portfolio statistics, and the calculation of the Trusts' net charge-off rate annualized on a 30/360 day count basis, as compared to an actual/actual day count basis for the total portfolio.

Discover Financial Services
Weekly Credit Card Skip-a-Pay (Payment Deferral) Program Enrollment Statistics
(dollars in millions)

	Jul 6, 2020 - Jul 12, 2020	Jul 13, 2020 - Jul 19, 2020	Jul 20, 2020 - Jul 26, 2020	Jul 27, 2020 - Aug 2, 2020	Aug 3, 2020 - Aug 9, 2020	Aug 10, 2020 - Aug 16, 2020	Aug 17, 2020 - Aug 23, 2020	Aug 24, 2020 - Aug 31, 2020(2)
Credit Card Balances Enrolled(1)	$35	$33	$27	$28	$25	$25	$24	$25

(1) Represents total balance of credit card receivables newly enrolled in the Skip-a-Pay (payment deferral) program for cardmembers impacted by COVID-19 for each of the weeks presented.
(2) The week presented includes an additional day, which captures the last day of the Skip-a-Pay (payment deferral) program enrollment period.

While the Company continues to support and provide assistance to all cardmembers and those impacted by COVID-19, the Company is no longer offering enrollments in the Skip-a-Pay (payment deferral) program for cardmembers impacted by COVID-19 as of August 31, 2020. Since program inception, $3.5 billion of credit card receivables have enrolled in the payment deferral program. As of August 31, 2020, $197 million of credit card receivables were actively enrolled in the payment deferral program.